Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


           NAME                                           STATE OF INCORPORATION
           ----                                           ----------------------

H.E.R.C. Consumer Products, Inc.                                 Arizona

CCT Corporation                                                  Arizona